UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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INC RESEARCH HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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The following letter was distributed by INC Research Holdings, Inc. to certain of its customers:

As a valued customer to INC Research, I wanted to personally reach out to you with some exciting news about our Company. This morning we announced that INC Research and inVentiv Health have agreed to join together, creating a leading global biopharmaceutical solutions organization (click here [LINK] to access the press release issued this morning):

•	Following the closing of the merger, which we expect to occur in the second half of 2017, the combined company will be the second largest biopharmaceutical outsourcing provider, one of the Top 3 CROs and the largest Contract Commercial Organization (“CCO”) by net revenue. We will provide a full suite of clinical and commercial solutions to address your needs and those of patients, physicians and payers.

•	We are excited about the value proposition of a combined INC Research and inVentiv, which will have deepened scale, scope and therapeutic expertise. Together, we will have more than 22,000 employees in 60 countries. We will serve customers in more than 110 countries and we will be a large player in Asia/Pacific, becoming a Top 3 global CRO in Japan.

•	We understand you face increasingly complex challenges to bring products to market, and that you are seeking comprehensive outsourced solutions, perhaps across the clinical and commercial spectrum. Our new company will be built to address new market realities where clinical, Real World Evidence and commercial must work together, sharing expertise, data and insights. Regardless of your size, our new company will be able to meet your needs, from small to large pharma and clinical to commercial.

•	I will lead the new company as CEO. Michael Bell, Chief Executive Officer of inVentiv, will serve as Executive Chairman of the Board of Directors of the combined company. Until the closing of the merger, INC Research and inVentiv will continue to operate as separate, independent companies. Most importantly, we want to assure you there will be no changes in your relationship with INC Research, and your day-to-day contacts will remain the same. In short, it is business as usual. Given that inVentiv shares our commitment to high-quality customer delivery, we anticipate a smooth transition following the close of the transaction.

We remain committed to your projects as our highest priority and are excited about this strategic combination. We look forward to supporting and growing our relationship as we move forward into this next chapter in our Company’s history. Thank you for your continued support of INC Research. We look forward to partnering with you for years to come.

Regards,

Alistair Macdonald

Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

This communication includes contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied; (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available and before making any voting decision as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

1.	What was announced?

•	Today we announced that INC Research will join forces with inVentiv Health, creating a leading global biopharmaceutical solutions organization.

•	Together, INC Research and inVentiv will have the clinical scale, therapeutic depth and expertise to partner with biopharmaceutical companies of all sizes to navigate an increasingly complex biopharmaceutical development and commercialization environment.

•	Following the close of the transaction, the combined company will be the second largest biopharmaceutical outsourcing provider, one of the Top 3 CROs and the largest Contract Commercial Organization (“CCO”) by net revenue, offering a comprehensive suite of end-to-end solutions to support development and commercialization of biopharmaceutical compounds and biologics.

•	The combined company will have more than $3.2 billion in annual revenue and more than 22,000 employees spanning more than 60 countries, and will serve customers in more than 110 countries.

•	The global organization will be headquartered in Raleigh, North Carolina, with a significant presence in the Northeast corridor of the United States, where inVentiv is based, and with operations worldwide, including in Asia and Europe.

•	Until the transaction closes, which we expect to occur in the second half of 2017, INC Research and inVentiv will continue to operate as separate, independent companies, and it will be business as usual.

2.	Who is inVentiv?

•	inVentiv is a leading, privately held, global CRO and CCO headquartered in Boston, Massachusetts.

•	Its CRO capability includes multiple delivery models that span full service, functional service provider (“FSP”) and hybrid. The commercial, or CCO capabilities, include selling solutions, communications, consulting and medication adherence. This combination speaks to what our customers need today.

•	inVentiv has relationships with large biopharma, including all of the top 20.

•	inVentiv has 15,200 employees providing services to clients in 90 countries and has worked with approximately 80 percent of drugs approved over last five years, between Clinical and Commercial.

•	We believe inVentiv is an ideal partner for INC Research and that this combination will enable us to expand our global presence in important strategic geographies such as Asia/Pacific and specifically Japan, where there is significant opportunity for growth as we work to become “CRO of Choice.”

3.	What is a Contract Commercial Organization?

•	As a CCO, inVentiv delivers comprehensive commercialization services such as selling solutions, communications, consulting and medication adherence.

•	The Commercial market represents an underpenetrated opportunity with only 16% penetration and outsourcing potential of $150 billion, providing substantial growth potential.

4.	Why are we combining with inVentiv?

•	Together, INC Research and inVentiv will create the second largest biopharmaceutical outsourcing provider, one of the Top 3 CROs and the largest CCO by net revenue, focused on creating value for customers, patients, physicians, payers and employees.

•	The new organization’s combined clinical scale, therapeutic depth and expertise will allow it to partner with biopharmaceutical companies of all sizes to navigate an increasingly complex biopharmaceutical development and commercialization environment.

•	INC Research’s strong relationships and expertise providing services to small and mid-sized biopharmaceutical companies, combined with inVentiv’s relationships with large biopharma, including all of the top 20, will create a complementary and diversified customer base with a leadership position in large, mid-sized and small biopharma.

5.	What does this combination mean for employees?

•	This announcement is without question a significant milestone for us; however, it is just the first step toward bringing our companies together.

•	Until the transaction closes, which we expect to occur in the second half of 2017, we will continue to operate as separate, independent companies. It remains business as usual, and I ask that you remain focused on your day-to-day responsibilities – winning new projects and delivering for our customers.

•	In the coming weeks, we will establish with inVentiv a team comprising members from both of our companies who will develop a detailed and thoughtful integration plan and determine how best to bring our companies together. Both companies have a history of successfully integrating acquisitions, and we plan to leverage our experience to ensure a smooth transition over the coming months.

6.	When will the transaction be completed? What approvals are needed?

•	We expect the transaction to be completed in the second half of 2017, subject to, among other things, approval by INC Research shareholders, the receipt of regulatory approvals and other customary closing conditions.

7.	What can we expect between now and closing? How will communication be handled?

•	Until the transaction closes, which we expect to occur in the second half of 2017, we will continue to operate as separate, independent companies. It remains business as usual. We ask that you remain focused on your day-to-day responsibilities – winning new projects and delivering for customers.

•	We will continue to provide you with updates as additional details are available. A special page has been established on incConnect to serve as a repository for merger communications and to share new information.

8.	Will there be any changes to employees’ compensation or benefits plans?

•	Please keep in mind that today is only day one, and there are still a lot of details that need to be worked out.

•	In the coming weeks we will provide periodic updates as additional details are available.

9.	What are the plans for integrating the two companies? Who will lead the integration effort?

•	In the coming weeks, we will establish a joint team that will develop a detailed and thoughtful integration plan and determine how best to bring our companies together.

•	Both companies have successfully integrated acquisitions, and we plan to leverage our experience to ensure a smooth transition over the coming months.

10.	What will happen to INC Research’s name and brand?

•	It is our goal to make a decision on the name for the new company prior to the closing of the merger. This will follow a comprehensive brand development process.

•	Please keep in mind that today is only day one, and there are still a lot of details that need to be worked out.

11.	Where will the combined company be headquartered?

•	The combined company will maintain our commitment to our new headquarters building, currently under construction in Perimeter Park, in Raleigh, North Carolina.

12.	Who will lead the combined company?

•	Alistair Macdonald will serve as Chief Executive Officer of the combined company and Greg Rush will serve as Chief Financial Officer.

•	In addition, the Board of Directors of the combined company will consist of 10 directors, with five directors designated by INC Research, including Alistair Macdonald, and with five directors designated by inVentiv, and Michael Bell, Chief Executive Officer of Inventiv, will serve as Executive Chairman of the Board.

13.	How will this strategic combination benefit customers?

•	Following the close of the transaction, the combined company will create the second largest biopharmaceutical outsourcing provider, one of the Top 3 CROs and the largest CCO by net revenue, focused on creating value for customers, patients, physicians, payers and employees.

•	Upon completion of the transaction the combined company will leverage commercial insights to inform the clinical trial process, designing studies to be more efficient and effective to address evolving patient and payer needs. Commercial solutions informing accelerated clinical trial design include market access, data-driven Real World Evidence (“RWE”), advocacy relations and medical affairs.

•	The new organization’s combined clinical scale, therapeutic depth and expertise will allow it to partner with biopharmaceutical companies of all sizes to navigate an increasingly complex biopharmaceutical development and commercialization environment.

14.	Where can I learn more about the merger?

•	Members of the executive team are hosting a Town Hall meeting live via video webcast Thursday, May 11, at 9:00 a.m. Eastern Time from Raleigh to discuss the merger. An archive link will be available for those not able to listen live.

•	A special page has been established on incConnect to serve as a repository for merger communications and share new information as it becomes available.

•	Additionally, the inVentiv website (www.InventivHealth.com) is an excellent resource for further background information on the company.

•	If you have any questions throughout the process, please reach out to your business unit head.

15.	What should I say if I’m contacted by media, financial community, or other third parties about the transaction?

•	It is important that we speak with one voice. Consistent with company policy, if you receive any inquiries, please do not comment, and forward such inquiries to Lori Dorer in Corporate Communications at +1 919 745 2890 or lori.dorer@incresearch.com.

16.	What should I say if my customer asks if this transaction will affect their relationship with INC Research?

•	Please refer to the customer communications materials on the INC Research and inVentiv merger page on incConnect under “News and Events.”

Cautionary Statement Regarding Forward-Looking Statements

This communication includes contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results.INC Research cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied; (iii) the ability of INC Research and inVentiv to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against INC Research, inVentiv or their respective directors, (vi) possible disruptions from the proposed transaction that could harm INC Research’s and/or inVentiv’s business, including current plans and operations, (vii) the ability of INC Research or inVentiv to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect INC Research’s or inVentiv’s financial performance, (x) certain restrictions during the pendency of the merger that may impact INC Research’s or inVentiv’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on INC Research’s or inVentiv’s consolidated financial condition, results of operations, credit rating or liquidity. Unless legally required, INC Research does not assume any obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information

Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving INC Research and inVentiv. In connection with the proposed transaction, INC Research will file with the Securities and Exchange Commission a proxy statement and will mail the proxy statement to its shareholders. Shareholders are encouraged to read the proxy statement regarding the proposed transaction in its entirety when it becomes available and before making any voting decision as it will contain important information about the transaction. Shareholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by INC Research regarding INC Research, inVentiv, and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov) or at INC Research’s website (investor.incresearch.com).

Participants in the Solicitation

INC Research and its respective executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from INC Research’s shareholders with respect to the special meeting of shareholders that will be held to consider and vote upon the approval of the share issuance and the proposed transaction. Information regarding the officers and directors of INC Research is included in its Annual Report on Form 10-K for the year ended Dec. 31, 2016, and INC Research’s notice of Annual Meeting of Shareholders and Proxy Statement, which were filed with the Securities and Exchange Commission on April 13, 2017. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, which may be different than those of INC Research’s shareholders generally, will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.